                                Dura Operating Corp.
                           Dura Automotive Systems, Inc.
              Dura Automotive Systems, Inc. Column Shifter Operations
                       Universal Tool & Stamping Company Inc.
                   Dura Automotive Systems Cable Operations, Inc.
                              Adwest Electronics, Inc.
                          Adwest Western Automotive, Inc.
                                      X.E. Co.
                              Excel of Tennessee, L.P.
                                 Excel Corporation
                         Excel Industries of Michigan, Inc.
                             Anderson Industries, Inc.
                              Atwood Industries, Inc.
                              Hydro Flame Corporation
                               Atwood Automotive Inc.
                            Mark I Molded Plastics, Inc.
                     Mark I Molded Plastics of Tennessee, Inc.



                 $300,000,000 9% Senior Subordinated Notes due 2009



               EURO 100,000,000 9% Senior Subordinated Notes due 2009

                                 Purchase Agreement

                                dated April 15, 1999




                       NationsBanc Montgomery Securities LLC

                       Bank of America International Limited

                Donaldson, Lufkin & Jenrette Securities Corporation

                     Donaldson, Lufkin & Jenrette International

                                  Table of Contents


INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
SECTION 1.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . .3
            (A)     NO REGISTRATION REQUIRED . . . . . . . . . . . . . . . . . . . .3
            (B)     NO INTEGRATION OF OFFERINGS OR GENERAL
                    SOLICITATION . . . . . . . . . . . . . . . . . . . . . . . . . .3
            (C)     ELIGIBILITY FOR RESALE UNDER RULE 144A . . . . . . . . . . . . .3
            (D)     THE OFFERING MEMORANDUM. . . . . . . . . . . . . . . . . . . . .3
            (E)     INCORPORATED DOCUMENTS . . . . . . . . . . . . . . . . . . . . .3
            (F)     THE PURCHASE AGREEMENT . . . . . . . . . . . . . . . . . . . . .4
            (G)     THE REGISTRATION RIGHTS AGREEMENTS, DTC
                    AGREEMENT AND EURO DEPOSITARY AGREEMENT. . . . . . . . . . . . .4
            (H)     AUTHORIZATION OF THE SECURITIES AND THE
                    EXCHANGE SECURITIES. . . . . . . . . . . . . . . . . . . . . . .4
            (I)     AUTHORIZATION OF THE INDENTURES. . . . . . . . . . . . . . . . .5
            (J)     DESCRIPTION OF THE SECURITIES AND THE
                    INDENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . .5
            (K)     NO MATERIAL ADVERSE CHANGE . . . . . . . . . . . . . . . . . . .5
            (L)     INDEPENDENT ACCOUNTANTS. . . . . . . . . . . . . . . . . . . . .5
            (M)     PREPARATION OF THE FINANCIAL STATEMENTS. . . . . . . . . . . . .5
            (N)     INCORPORATION AND GOOD STANDING OF THE COMPANY
                    AND ITS SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . .6
            (O)     CAPITALIZATION AND OTHER CAPITAL STOCK MATTERS . . . . . . . . .6
            (P)     NON-CONTRAVENTION OF EXISTING INSTRUMENTS; NO
                    FURTHER AUTHORIZATIONS OR APPROVALS REQUIRED . . . . . . . . . .7
            (Q)     NO MATERIAL ACTIONS OR PROCEEDINGS . . . . . . . . . . . . . . .7
            (R)     INTELLECTUAL PROPERTY RIGHTS . . . . . . . . . . . . . . . . . .8
            (S)     ALL NECESSARY PERMITS, ETC.. . . . . . . . . . . . . . . . . . .8
            (T)     TITLE TO PROPERTIES. . . . . . . . . . . . . . . . . . . . . . .8
            (U)     TAX LAW COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . .8
            (V)     COMPANY NOT AN "INVESTMENT COMPANY". . . . . . . . . . . . . . .8
            (W)     NO PRICE STABILIZATION OR MANIPULATION . . . . . . . . . . . . .8
            (X)     SOLVENCY . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
            (Y)     NO UNLAWFUL CONTRIBUTIONS OR OTHER PAYMENTS. . . . . . . . . . .9
            (Z)     COMPANY'S ACCOUNTING SYSTEM. . . . . . . . . . . . . . . . . . .9
            (AA)    COMPLIANCE WITH ENVIRONMENTAL LAWS . . . . . . . . . . . . . . .9
            (BB)    PERIODIC REVIEW OF COSTS OF ENVIRONMENTAL
                    COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . . . . 10
            (CC)    ERISA COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . 10
            (DD)    REGULATION S REQUIREMENTS. . . . . . . . . . . . . . . . . . . 10
            (EE)    REPORTING. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
SECTION 2.  PURCHASE, SALE AND DELIVERY OF THE SECURITIES. . . . . . . . . . . . . 10
            (A)     THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . 10
            (B)     THE CLOSING DATE . . . . . . . . . . . . . . . . . . . . . . . 11
            (C)     DELIVERY OF THE DOLLAR NOTES . . . . . . . . . . . . . . . . . 11
            (D)     DELIVERY OF EURO NOTES . . . . . . . . . . . . . . . . . . . . 11
            (E)     DELIVERY OF OFFERING MEMORANDUM TO THE INITIAL
                    PURCHASERS . . . . . . . . . . . . . . . . . . . . . . . . . . 11
            (F)     INITIAL PURCHASERS AS QUALIFIED INSTITUTIONAL
                    BUYERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
SECTION 3.  ADDITIONAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . 11
            (A)     INITIAL PURCHASERS' REVIEW OF PROPOSED
                    AMENDMENTS AND SUPPLEMENTS . . . . . . . . . . . . . . . . . . 11
            (B)     AMENDMENTS AND SUPPLEMENTS TO THE OFFERING
                    MEMORANDUM AND OTHER SECURITIES ACT MATTERS. . . . . . . . . . 12


                                          i

            (C)     COPIES OF THE OFFERING MEMORANDUM. . . . . . . . . . . . . . . 12
            (D)     BLUE SKY COMPLIANCE. . . . . . . . . . . . . . . . . . . . . . 12
            (E)     USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . 12
            (F)     THE DEPOSITARY . . . . . . . . . . . . . . . . . . . . . . . . 13
            (G)     ADDITIONAL ISSUER INFORMATION. . . . . . . . . . . . . . . . . 13
            (H)     FUTURE REPORTS TO THE INITIAL PURCHASERS . . . . . . . . . . . 13
            (I)     NO INTEGRATION . . . . . . . . . . . . . . . . . . . . . . . . 13
            (J)     LEGENDED SECURITIES. . . . . . . . . . . . . . . . . . . . . . 13
            (K)     PORTAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
            (L)     LUXEMBOURG LISTING . . . . . . . . . . . . . . . . . . . . . . 13
SECTION 4.  PAYMENT OF EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . 14
SECTION 5.  CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASERS. . . . . . . . 14
            (A)     ACCOUNTANTS' COMFORT LETTER. . . . . . . . . . . . . . . . . . 14
            (B)     NO MATERIAL ADVERSE CHANGE OR RATINGS AGENCY
                    CHANGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
            (C)     OPINION OF COUNSEL FOR THE COMPANY . . . . . . . . . . . . . . 15
            (D)     OPINION OF COUNSEL FOR THE INITIAL PURCHASERS. . . . . . . . . 15
            (E)     OFFICERS' CERTIFICATE. . . . . . . . . . . . . . . . . . . . . 15
            (F)     BRING-DOWN COMFORT LETTER. . . . . . . . . . . . . . . . . . . 15
            (G)     PORTAL AND LUXEMBOURG STOCK EXCHANGE LISTINGS. . . . . . . . . 15
            (H)     REGISTRATION RIGHTS AGREEMENTS . . . . . . . . . . . . . . . . 15
            (I)     ADDITIONAL DOCUMENTS . . . . . . . . . . . . . . . . . . . . . 15
SECTION 6.  REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES. . . . . . . . . . . . . 16
SECTION 7.  OFFER, SALE AND RESALE PROCEDURES. . . . . . . . . . . . . . . . . . . 16
SECTION 8.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
            (A)     INDEMNIFICATION OF THE INITIAL PURCHASERS. . . . . . . . . . . 17
            (B)     INDEMNIFICATION OF THE COMPANY, ITS DIRECTORS
                    AND OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . 18
            (C)     NOTIFICATIONS AND OTHER INDEMNIFICATION
                    PROCEDURES . . . . . . . . . . . . . . . . . . . . . . . . . . 18
            (D)     SETTLEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 19
SECTION 9.  CONTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
SECTION 10. TERMINATION OF THIS AGREEMENT. . . . . . . . . . . . . . . . . . . . . 21
SECTION 11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. . . . . . . . . . 21
SECTION 12. NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
SECTION 13. SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
SECTION 14. PARTIAL UNENFORCEABILITY . . . . . . . . . . . . . . . . . . . . . . . 22
SECTION 15. GOVERNING LAW PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . 22
SECTION 16. DEFAULT OF ONE OR MORE OF THE SEVERAL INITIAL
            PURCHASERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
SECTION 17. GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 23
SECTION 18. AGREEMENT AMONG INITIAL PURCHASERS . . . . . . . . . . . . . . . . . . 23


                                  Purchase Agreement



                                                        April 15, 1999


NATIONSBANC MONTGOMERY SECURITIES LLC
BANK OF AMERICA INTERNATIONAL LIMITED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
As Initial Purchasers
c/o NATIONSBANC MONTGOMERY SECURITIES LLC
231 South LaSalle Street, 18th Floor
Chicago, Illinois  60697


Ladies and Gentlemen:

              Introduction. Dura Operating Corp., a Delaware corporation (the "Company), proposes to issue and sell to (i) NationsBanc Montgomery Securities LLC and Donaldson, Lufkin & Jenrette Securities Corporation (the "Dollar Notes Initial Purchasers") an aggregate of $300,000,000 in principal amount of its 9% Senior Subordinated Notes due 2009 (the "Dollar Notes") to be issued pursuant to the provisions of an indenture (the "Dollar Notes Indenture") to be dated as of the Closing Date (as defined below) between the Company, Dura Automotive Systems, Inc., the direct parent corporation of the Company ("DASI"), Dura Automotive Systems, Inc. Column Shifter Operations, Universal Tool & Stamping Company Inc., Dura Automotive Systems Cable Operations, Inc., Adwest Electronics, Inc., Adwest Western Automotive, Inc., X.E. Co., Excel of Tennessee, L.P., Excel Corporation, Excel Industries of Michigan, Inc., Anderson Industries, Inc., Atwood Industries, Inc., Hydro Flame Corporation, Atwood Automotive Inc., Mark I Molded Plastics, Inc. and Mark I Molded Plastics of Tennessee, Inc. (collectively with DASI, the "Guarantors") and U.S. Bank Trust National Association, as trustee (the "Dollar Notes Trustee") and (ii) Bank of America International Limited and Donaldson, Lufkin & Jenrette Securities International (the "Euro Notes Initial Purchasers," and together with the Dollar Notes Initial Purchasers, the "Initial Purchasers") an aggregate of EURO 100,000,000 in principal amount of its 9% Senior Subordinated Notes due 2009 (the "Euro Notes," and together with the Dollar Notes, the "Notes") to be issued pursuant to the provisions of an indenture (the "Euro Notes Indenture," and together with the Dollar Notes Indenture, the "Indenture") to be dated as of the Closing Date between the Company and the Guarantors and U.S. Bank Trust National Association, as trustee (the "Euro Notes Trustee"). NationsBanc Montgomery Securities LLC and Donaldson, Lufkin and Jenrette Securities Corporation have agreed to act as the Initial Purchasers in connection with the offering and sale of the Dollar Notes, and Bank of America International Limited and Donaldson, Lufkin and Jenrette International have agreed to act as the Initial Purchasers in connection with the offering and sale of the Euro Notes.

              Dollar Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the "Depositary") pursuant to a DTC Agreement, to be dated as of the Closing Date (as defined in Section 2) (the "DTC Agreement"), among the Company, the Trustee and the Depositary. Euro Notes issued in book-entry form will be deposited at Industrial Bank of Japan (Luxembourg) S.A. in London as depositary (such capacity, the "Euro Depositary") for the Euroclear System ("Euroclear") pursuant to an agreement (the "Euro Depositary Agreement") among the Company, the Trustee and the Paying Agent.

              The holders of the Notes will be entitled to the benefits of the Dollar Notes Registration Rights Agreement and the Euro Notes Registration Rights Agreement, as applicable, (collectively, the "Registration Rights Agreements" and, each, individually, a "Registration Rights Agreement") to be dated the Closing Date, substantially in the form of Exhibits B-1 and B-2 hereto, pursuant to which the Company will agree to file, within 60 days of the Closing Date, a registration statement with the Commission (as defined below) registering the Exchange Offers (as defined below) under the Securities Act (as defined below).

              The payment of principal of, premium and Liquidated Damages (as defined in the Indentures), if any, and interest on the Notes and the Exchange Notes (as defined below) will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by the Guarantors and any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indentures, and their respective successors and assigns, pursuant to their guaranties (the "Guaranties"). The Notes and the Guaranties attached thereto are herein collectively referred to as the "Securities"; and the Exchange Notes and the Guaranties attached thereto are herein collectively referred to as the "Exchange Securities".

              The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (as amended, the "Securities Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. The terms of the Securities and the Indentures will require that investors that acquire Securities expressly agree that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A ("Rule 144A") or Regulation S
("Regulation S") thereunder).

              The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated March 31, 1999 (the "Preliminary Offering Memorandum"), and has prepared and will deliver to each Initial Purchaser, copies of the Offering Memorandum, dated April 15, 1999, describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. As used herein, the "Offering Memorandum" shall mean, with respect to any date or time referred to in this Agreement, the Company's Offering Memorandum, dated April 15, 1999, including amendments or supplements thereto, including the international supplement thereto, any exhibits thereto and the Incorporated Documents (as defined by Section 1(e) below), in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Securities. Further, any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 3(g)) furnished by the Company prior to the completion of the distribution of the Securities.

              All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (as amended, the "Exchange Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) which is incorporated or deemed to be incorporated by reference in the Offering Memorandum.

              The Company and the Guarantors hereby confirm their agreements with the Initial Purchasers as follows:

       Section 1. Representations and Warranties. The Company and the Guarantors, jointly and severally, hereby represent, warrant and covenant to each Initial Purchaser as follows:

              (a) NO REGISTRATION REQUIRED. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in
       Section 2(f) hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indentures under the Trust Indenture Act of 1939 (the "Trust Indenture Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

              (b) NO INTEGRATION OF OFFERINGS OR GENERAL SOLICITATION. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an "Affiliate")), or, to the Company's knowledge, any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or, to the Company's knowledge, any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and, to the Company's knowledge, any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

              (c) ELIGIBILITY FOR RESALE UNDER RULE 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

              (d) THE OFFERING MEMORANDUM. The Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through NationsBanc Montgomery Securities LLC expressly for use in the Offering Memorandum. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4). The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a Preliminary Offering Memorandum or the Offering Memorandum.

              (e) INCORPORATED DOCUMENTS. The Offering Memorandum incorporates by reference the Current Report of the Company on Form 8-K filed with the Commission dated May 14, 1998, as amended on August 31, 1998 and June 12, 1998, the Current Reports of Excel Industries Inc. on Form 8-K filed with the Commission on September 14 and November 19, 1998 and as amended on November 12 and December 15, 1998 and the Company's Prospectus, dated

       June 11, 1998, filed under Rule 424(b). The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the "Incorporated Documents") complied and will comply in all material respects with the requirements of the Exchange Act.

              (f) THE PURCHASE AGREEMENT. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Guarantors, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

              (g) THE REGISTRATION RIGHTS AGREEMENTS, DTC AGREEMENT AND EURO DEPOSITARY AGREEMENT. At the Closing Date, each of the Registration Rights Agreements, the DTC Agreement and the Euro Depositary Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company and the Guarantors, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification under the Registration Rights Agreements may be limited by applicable law. Pursuant to the Registration Rights Agreements, the Company will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to: (A) another series of debt securities of the Company with terms substantially identical to the Dollar Notes (the "Dollar Exchange Notes") to be offered in exchange for the Dollar Notes (the "Dollar Exchange Offer"), and (B) another series of debt securities of the Company with terms substantially identical to the Euro Notes (the "Euro Exchange Notes," and together with the Dollar Exchange Notes, the "Exchange Notes") to be offered in exchange for the Euro Notes (the "Euro Exchange Offer," and together with the Dollar Exchange Offer, the "Exchange Offers") and (ii) to the extent required by the Registration Rights Agreements, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Dollar Notes and the Euro Notes, as the case may be, and in each case, to use its reasonable best efforts to cause such registration statements to be declared effective.

              (h) AUTHORIZATION OF THE SECURITIES AND THE EXCHANGE SECURITIES. (i) The Dollar Notes and the Euro Notes to be purchased by the Dollar Notes Initial Purchasers and the Euro Notes Initial Purchasers, respectively, from the Company are in the form contemplated by the applicable Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the applicable Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the applicable Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company and the Guarantors enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the applicable Indenture. (ii) The Dollar Exchange Notes and the Euro Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the applicable Indenture, the applicable Registration Rights Agreement and the applicable Exchange Offer, will constitute valid and binding obligations of the Company and the Guarantors enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indentures. (iii) The Guaranties of the Notes and the Exchange Notes are in the respective forms contemplated by the Indentures, have been duly authorized for issuance and sale pursuant to this Agreement and the Indentures and, at the Closing Date, the Guaranties of the Notes will have been duly executed by each of the applicable

       Guarantors and, when the Dollar Notes and the Euro Notes have been authenticated in the manner provided for in the applicable Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the applicable Indenture.

              (i) AUTHORIZATION OF THE INDENTURES. The Indentures have been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantors and will constitute valid and binding agreements of the Company and the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

              (j) DESCRIPTION OF THE SECURITIES AND THE INDENTURES. The Notes, the Exchange Notes, the Guaranties of the Notes and the Exchange Notes and the Indentures will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

              (k) NO MATERIAL ADVERSE CHANGE. Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the financial condition, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

              (l) INDEPENDENT ACCOUNTANTS. Arthur Andersen LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of DASI included in the Offering Memorandum are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of Excel Industries, Inc. included in the Offering Memorandum are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act. KPMG Audit Plc, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of Adwest Automotive Plc included in the Offering Memorandum are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

              (m) PREPARATION OF THE FINANCIAL STATEMENTS. The financial statements of DASI, together with the related notes, included in the Offering Memorandum present fairly the consolidated financial position of DASI and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. To our knowledge, the financial statements of Excel Industries, Inc. and Adwest Automotive Plc, together with the related notes thereto, included in the Offering Memorandum present fairly the consolidated financial position of Excel Industries, Inc. and its subsidiaries and Adwest Automotive Plc and its subsidiaries, respectively, as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements of DASI and Excel have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial statements of Adwest Automotive Plc have been prepared in conformity with accounting principles generally accepted in the United Kingdom applied on a basis consistent throughout the periods involved, except as may be expressly stated in the related notes thereto. The historical financial data set forth in the Offering Memorandum under the captions "Offering Memorandum Summary--Summary Historical and Proforma Financial Data" and "Selected Consolidated Financial Data" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum. The pro forma consolidated financial statements of DASI and its subsidiaries and the related notes thereto included under the caption "Offering Memorandum Summary--Summary Historical and Pro Forma Financial Data", "Unaudited Proforma Financial Statements" and elsewhere in the Offering Memorandum present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

              (n) INCORPORATION AND GOOD STANDING OF THE COMPANY AND ITS SUBSIDIARIES. Each of the Company, the Guarantors and each other Significant Subsidiary (as that term is defined in Rule 1-02(w) of Regulation S-X) has been duly incorporated or formed and is validly existing in good standing under the laws of the jurisdiction of its organization and has power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Company and the Guarantors to enter into and perform their respective obligations under each of this Agreement, the Registration Rights Agreements, the DTC Agreement, the Euro Depositary Agreement, the Notes, the Exchange Notes and the Indentures. Each of the Company, the Guarantors and each other Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the issued and outstanding capital stock of the Guarantors and each other Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim (except for those set forth in the Offering Memorandum and such other security interest, mortgage, pledge, lien, encumbrance or claim that would not reasonably be expected to have a Material Adverse Change). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

              (o) CAPITALIZATION AND OTHER CAPITAL STOCK MATTERS. At December 31, 1998, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Notes pursuant hereto, DASI would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization" (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Offering Memorandum or upon exercise of outstanding options described in the Offering Memorandum). The Class A Common Stock and Class B Common Stock (the "Common Stock") conform in all material respects to the description thereof set forth in the Offering Memorandum. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Offering Memorandum. The description of the Company's stock option, stock purchase and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Offering Memorandum describes such plans, arrangements, options and rights in all material respects.

              (p) NON-CONTRAVENTION OF EXISTING INSTRUMENTS; NO FURTHER AUTHORIZATIONS OR APPROVALS REQUIRED. Neither the Company nor any of the Guarantors or any other Significant Subsidiary is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company, the Guarantors or any other Significant Subsidiary is a party or by which it or any of them may be bound (including, without limitation, the Company's New Credit Facility (as defined in the Offering Memorandum)), or to which any of the property or assets of the Company, the Guarantors or any of its Significant Subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company's and the Guarantors' execution, delivery and performance of this Agreement, the Registration Rights Agreements, the DTC Agreement, the Euro Depositary Agreement and the Indentures, and the issuance and delivery of the Notes or the Exchange Notes, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (i) have been duly authorized by all necessary action and will not result in any violation of the provisions of the charter or by-laws of the Company, the Guarantors or any other Significant Subsidiary of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantors or any other Significant Subsidiary of the Company pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, the Guarantors or any subsidiary of the Company, except such violations of law, administrative regulation or administrative or court decree that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's or the Guarantors' execution, delivery and performance of this Agreement, the Registration Rights Agreements, the DTC Agreement, the Euro Depositary Agreement or the Indentures, or the issuance and delivery of the Notes or the Exchange Notes, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except (i) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws or (ii) such as may be required by federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreements.

              (q) NO MATERIAL ACTIONS OR PROCEEDINGS. Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company, the Guarantors or any other Significant Subsidiaries, (ii) which has as the subject thereof any property owned or leased by, the Company, the Guarantors or any other Significant Subsidiaries, where in any such case
       (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, the Guarantors or such Significant Subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company, the Guarantors or any other Significant Subsidiary, exists or, to the best of the Company's knowledge, is threatened or imminent.

              (r) INTELLECTUAL PROPERTY RIGHTS. The Company and its subsidiaries own or possess those trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") that are material to the conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Change.

              (s) ALL NECESSARY PERMITS, ETC. Except as otherwise disclosed in the Offering Memorandum, the Company, the Guarantors and each other Significant Subsidiary possess all material certificates, authorizations or permits necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

              (t) TITLE TO PROPERTIES. DASI and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(m) above (or elsewhere in the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as otherwise disclosed in the Offering Memorandum or such as do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

              (u) TAX LAW COMPLIANCE. DASI and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(m) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

              (v) COMPANY NOT AN "INVESTMENT COMPANY". The Company is not, and after receipt of payment for the Notes will not be, an "investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

              (w) NO PRICE STABILIZATION OR MANIPULATION. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

              (x) SOLVENCY. The Company is, and immediately after the Closing Date will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company on a particular date, that on such date (i) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (ii) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (iii) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) the Company does not have unreasonably small capital.

              (y) NO UNLAWFUL CONTRIBUTIONS OR OTHER PAYMENTS. Except as otherwise disclosed in the Offering Memorandum, neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law.

              (z) COMPANY'S ACCOUNTING SYSTEM. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (aa) COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as otherwise disclosed in the Offering Memorandum or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any

       Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

              (bb) PERIODIC REVIEW OF COSTS OF ENVIRONMENTAL COMPLIANCE. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

              (cc) ERISA COMPLIANCE. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA or, if not in material compliance, would not reasonably be expected to result in Material Adverse Change. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any material "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

              (dd) REGULATION S REQUIREMENTS. The Company, the Guarantors and their respective affiliates and, to the best of their knowledge, all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

              (ee) REPORTING. Each of the Company and the Guarantors is a "reporting issuer" as defined in Rule 902 under the Securities Act.

              Any certificate signed by an officer of the Company or the Guarantors and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.

       Section 2.    Purchase, Sale and Delivery of the Securities.

              (a) THE SECURITIES. The Company agrees to issue and sell to the several Dollar Notes Initial Purchasers, severally and not jointly, all of the Dollar Notes upon the terms herein set forth. The Company agrees to issue and sell to the several Euro Notes Initial Purchasers, severally and not jointly, all of the Euro Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Dollar Notes and Euro Notes set forth opposite their names on SCHEDULE A, at a purchase price of 97.5% of the principal amount thereof payable on the Closing Date.

              (b) THE CLOSING DATE. Delivery of certificates for the Notes in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Gardner, Carton & Douglas, 321
       N. Clark St., Chicago, Illinois 60610 (or such other place as may be agreed to by the Company and the Initial Purchasers) at 10:00 a.m. Chicago time, on April 22, 1999, or such other time and date as the Initial Purchasers and the Company shall agree (the time and date of such closing are called the "Closing Date").

              (c) DELIVERY OF THE DOLLAR NOTES. The Company shall deliver, or cause to be delivered, to NationsBanc Montgomery Securities LLC for the accounts of the several Dollar Notes Initial Purchasers certificates for the Dollar Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Dollar Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depository, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in Chicago, as the Dollar Notes Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Dollar Notes Initial Purchasers.

              (d) DELIVERY OF EURO NOTES. The Company shall deliver, or cause to be delivered, to Bank of America International Limited (or as Bank of America International Limited shall direct) for the accounts of the several Euro Notes Initial Purchasers one certificate for the Euro Notes in definitive form (the "Global Euro Note") registered in the name of Industrial Bank of Japan (Luxembourg) S.A., as depositary for Euroclear against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Global Euro Note shall be made available to the Euro Notes Initial Purchasers for inspection on the business day preceding the Closing Date at a location in Chicago, as the Euro Notes Initial Purchasers, may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Euro Notes Initial Purchasers.

              (e) DELIVERY OF OFFERING MEMORANDUM TO THE INITIAL PURCHASERS. Not later than 12:00 p.m. on the second business day following the date of this Agreement, the Company shall deliver or cause to be delivered copies of the Offering Memorandum in such quantities and at such places as the Initial Purchasers shall reasonably request.

              (f) INITIAL PURCHASERS AS QUALIFIED INSTITUTIONAL BUYERS. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A (a "Qualified Institutional Buyer").

       Section 3. Additional Covenants. The Company and the Guarantors further covenant and agree with each Initial Purchaser as follows:

              (a) INITIAL PURCHASERS' REVIEW OF PROPOSED AMENDMENTS AND SUPPLEMENTS. Prior to amending or supplementing the Offering Memorandum (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Initial Purchasers reasonably object.

              (b) AMENDMENTS AND SUPPLEMENTS TO THE OFFERING MEMORANDUM AND OTHER SECURITIES ACT MATTERS. If, prior to the completion of the placement of the Notes by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if in the written opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with applicable law.

              Following the consummation of the Exchange Offers or the effectiveness of the shelf registration statement and for so long as the Securities are outstanding if, in the reasonable judgment of the Initial Purchasers, the Initial Purchasers or any of their affiliates (as such term is defined in the rules and regulations under the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, such securities, (A) to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of
       Section 10(a) of the Securities Act, (B) to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and (C) to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request.

              The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this
       Section 3(b).

              (c) COPIES OF THE OFFERING MEMORANDUM. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

              (d) BLUE SKY COMPLIANCE. The Company shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Notes for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

              (e) USE OF PROCEEDS. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

              (f) THE DEPOSITARY. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary and Euroclear.

              (g) ADDITIONAL ISSUER INFORMATION. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under Section 13 or 15(d) of the Exchange Act. Additionally, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Notes, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Notes and prospective purchasers of Securities information ("Additional Issuer Information") satisfying the requirements of subsection (d)(4) of Rule 144A.

              (h) FUTURE REPORTS TO THE INITIAL PURCHASERS. For so long as any Notes or Exchange Notes remain outstanding, the Company will furnish to NationsBanc Montgomery Securities LLC (i) as soon as reasonably practicable after the end of each fiscal year, copies of the Annual Report of DASI containing the balance sheet of DASI as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of DASI's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by DASI with the Commission, the National Association of Securities Dealers, Inc. or any securities exchange; and (iii) as soon as available, copies of any report or communication of DASI mailed generally to holders of its capital stock or debt securities (including the holders of the Notes).

              (i) NO INTEGRATION. The Company agrees that it will not and will use its best efforts to cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes by the Company to the Initial Purchasers, (ii) the resale of the Notes by the Initial Purchasers to Subsequent Purchasers or
       (iii) the resale of the Notes by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

              (j) LEGENDED SECURITIES. Each certificate for a Note will bear the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

              (k) PORTAL. The Company will use its reasonable best efforts to cause the Notes to be eligible for the National Association of Securities Dealers, Inc. PORTAL market (the "PORTAL market").

              (l) LUXEMBOURG LISTING. The Company will use its reasonable best efforts to cause the Notes to be listed on the Luxembourg Stock Exchange.

              NationsBanc Montgomery Securities LLC, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

       Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Initial Purchasers, (iii) all fees and expenses of the Company's and the Guarantors' counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each Preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, (v) all filing fees, reasonable attorneys' fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of, all or any part of the Securities for offer and sale under the Blue Sky laws and, if requested by the Initial Purchasers, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Dollar Notes Trustee and the Euro Notes Trustee, including the reasonable fees and disbursements of counsel for the Dollar Notes Trustee and Euro Notes Trustee in connection with the Indentures, the Notes and the Exchange Notes, (vii) any fees payable in connection with the rating of the Notes or the Exchange Notes with the ratings agencies and the listing of the Notes with the PORTAL market and the Luxembourg Stock Exchange, (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Notes by DTC or Euroclear or Cedelbank for "book-entry" transfer, (ix) all roadshow expenses of the Company's representatives and
(x) the performance by the Company and the Guarantors of their respective other obligations under this Agreement. Except as provided in this Section 4,
Section 6, Section 8 and Section 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

       Section 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Dollar Notes and the Euro Notes, as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company and the Guarantors of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

              (a) ACCOUNTANTS' COMFORT LETTER. On the date hereof, the Initial Purchasers shall have received from Arthur Andersen LLP, independent public or certified public accountants for DASI, PricewaterhouseCoopers LLP, independent public or certified public accountants for Excel Industries, Inc. and KPMG Audit Plc, independent public or certified public accountants for Adwest Automotive Plc, letters dated the date hereof addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountant's "comfort letters" to Initial Purchasers, delivered according to Statement of Auditing Standards Nos. 72 and 76 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Memorandum.

              (b) NO MATERIAL ADVERSE CHANGE OR RATINGS AGENCY CHANGE. For the period from and after the date of this Agreement and prior to the Closing Date:

                     (i) in the judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change; and

                     (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

              (c) OPINION OF COUNSEL FOR THE COMPANY. On the Closing Date the Initial Purchasers shall have received the opinion of Kirkland & Ellis, counsel for the Company, dated as of such Closing Date, in form and substance satisfactory to the Initial Purchasers and their counsel.

              (d) OPINION OF COUNSEL FOR THE INITIAL PURCHASERS. On the Closing Date the Initial Purchasers shall have received the opinion of Gardner, Carton & Douglas, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers and are customary in this type of business.

              (e) OFFICERS' CERTIFICATE. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

                     (i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

                     (ii) the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

                     (iii) the Company and the Guarantors have complied in all material respects with all the agreements and satisfied all the conditions on their respective parts to be performed or satisfied at or prior to the Closing Date.

              (f) BRING-DOWN COMFORT LETTER. On the Closing Date the Initial Purchasers shall have received from Arthur Andersen LLP, independent public or certified public accountants for the Company, PricewaterhouseCoopers LLP, independent public or certified public accountants for Excel Industries, Inc. and KPMG Audit Plc, independent public or certified public accountants for Adwest Automotive Plc, letters dated such date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letters furnished by them pursuant to subsection (a) of this
       Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

              (g) PORTAL AND LUXEMBOURG STOCK EXCHANGE LISTINGS. At the Closing Date the Notes shall have been designated for trading on the PORTAL market and an application shall have been made for listing the Notes on the Luxembourg Stock Exchange.

              (h) REGISTRATION RIGHTS AGREEMENTS. The Company and the Guarantors shall have entered into the Registration Rights Agreements and the Initial Purchasers shall have received executed counterparts thereof.

              (i) ADDITIONAL DOCUMENTS. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

              If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.


       Section 6. Reimbursement of Initial Purchasers' Expenses. If this Agreement is terminated by the Initial Purchasers pursuant to Section 5, or if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

       Section 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

                     (i) OFFERS AND SALES ONLY TO QUALIFIED INSTITUTIONAL BUYERS. Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be (A) qualified institutional buyers (as defined in Rule 144A under the Securities Act) or
              (B) non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in ANNEX I hereto, which ANNEX I is hereby expressly made a part hereof.

                     (ii) NO GENERAL SOLICITATION. The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) will be used in the United States in connection with the offering of the Securities.

                     (iii) RESTRICTIONS ON TRANSFER. Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:

                 "THE NOTE (OR ITS PREDECESSORS) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IN A TRANSACTION MEETING THE

                 REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE (D) SUCH TRANSFER IS EFFECTED BY THE DELIVERY TO THE TRANSFEREE OF DEFINITIVE SECURITIES REGISTERED IN ITS NAME (OR ITS NOMINEES NAME) IN THE BOOKS MAINTAINED BY THE REGISTRAR, AND IS SUBJECT TO THE RECEIPT BY THE REGISTRAR (AND THE COMPANY, IF THEY SO REQUEST) OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
                 (II) TO THE COMPANY OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN
                 (A) ABOVE."


              Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

       Section 8.    Indemnification.

              (a) INDEMNIFICATION OF THE INITIAL PURCHASERS. The Company and the Guarantors (for purposes of Sections 8, 9 and 10, the term Company shall include the Guarantors), jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by NationsBanc Montgomery Securities LLC) as such expenses are reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use in any

       Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto); PROVIDED FURTHER, HOWEVER, that the indemnification contained in this paragraph (a) with respect to the Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchasers (or to the benefit of any person controlling the Initial Purchasers) on account of any such loss, claim, damage, liability or expense arising from the sale of the Securities by the Initial Purchasers to any person if a copy of the Offering Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) shall not have been delivered or sent to such person and each untrue statement of a material fact contained in, and each omission or alleged omission of a material fact from, such Preliminary Offering Memorandum was corrected in the Offering Memorandum (as so amended or supplemented) and it shall have been determined that any Initial Purchaser and each person, if any, who controls such Initial Purchasers would not have incurred such losses, claims, damages, liabilities and expenses had the Offering Memorandum been delivered or sent. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

              (b) INDEMNIFICATION OF THE COMPANY, ITS DIRECTORS AND OFFICERS. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use therein; and to reimburse the Company, or any such director or controlling person for any legal and other expenses reasonably incurred by the Company, or any such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in any Preliminary Offering Memorandm or the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the first sentence of the third paragraph, the first sentence of the fourth paragraph, the fourth sentence of the sixth paragraph and the eighth paragraph under the caption "Plan of Distribution" in the Offering Memorandum; and the Initial Purchasers confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

              (c) NOTIFICATIONS AND OTHER INDEMNIFICATION PROCEDURES. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (NationsBanc Montgomery Securities LLC in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

              (d) SETTLEMENTS. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final nonappealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by
       Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement or delivered notice to the indemnified party of its good faith objection to such claim of indemnification.. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

       Section 9.    Contribution.

              If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; PROVIDED, HOWEVER, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

              The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

              Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in SCHEDULE A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

       Section 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Initial Purchasers by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any federal or New York authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities;
(iv) in the judgment of the Initial Purchasers there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Initial Purchasers may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this
Section 10 shall be without liability on the part of (a) the Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (b) any Initial Purchaser to the Company, or (c) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

       Section 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

       Section 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

       NationsBanc Montgomery Securities LLC
       231 South LaSalle Street, 18th Floor
       Chicago, Illinois  60697
       Facsimile:  (312) 974-0140
       Attention:  Brad A. Bernstein

   with a copy to:

       Gardner, Carton & Douglas
       321 North Clark Street
       Chicago, Illinois  60610
       Facsimile:  (312) 644-3381
       Attention:  Dewey B. Crawford

If to the Company or the Guarantors:

       Dura Operating Corp.
       4508 IDS Center
       Minneapolis, Minnesota  55402
       Facsimile:  (612) 332-2012
       Attention:  Scott D. Rued


Any party hereto may change the address for receipt of communications by giving written notice to the others.

       Section 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and
Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

       Section 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

       Section 15. GOVERNING LAW PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

       Section 16. Default of One or More of the Several Initial Purchasers. If any one or more of the several Dollar Notes Initial Purchasers shall fail or refuse to purchase Dollar Notes that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Dollar Notes which such defaulting Dollar Notes Initial Purchaser or Dollar Notes Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Dollar Notes to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Dollar Notes set forth opposite their respective names on SCHEDULE A bears to the aggregate number of Dollar Notes set forth opposite the names of all such non-defaulting Dollar Notes Initial Purchasers, or in such other proportions as may be specified by the Dollar Notes Initial Purchasers with the consent of the non-defaulting Dollar Notes Initial Purchasers, to purchase the Dollar Notes which such defaulting Dollar Notes Initial Purchaser or Dollar Notes Initial Purchasers agreed but failed or refused to purchase on such date. If any one or more of the Dollar Notes Initial Purchasers shall fail or refuse to purchase Dollar Notes and the aggregate number of Dollar Notes with respect to which such default occurs exceeds 10% of the aggregate number of Dollar Notes to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Dollar Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of
Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Dollar Notes Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

              If any one or more of the several Euro Notes Initial Purchasers shall fail or refuse to purchase Euro Notes that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Euro Notes which such defaulting Euro Notes Initial

Purchaser or Euro Notes Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Euro Notes to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Euro Notes set forth opposite their respective names on SCHEDULE A bears to the aggregate number of Euro Notes set forth opposite the names of all such non-defaulting Euro Notes Initial Purchasers, or in such other proportions as may be specified by the Euro Notes Initial Purchasers with the consent of the non-defaulting Euro Notes Initial Purchasers, to purchase the Euro Notes which such defaulting Euro Notes Initial Purchaser or Euro Notes Initial Purchasers agreed but failed or refused to purchase on such date. If any one or more of the Euro Notes Initial Purchasers shall fail or refuse to purchase Euro Notes and the aggregate number of Euro Notes with respect to which such default occurs exceeds 10% of the aggregate number of Euro Notes to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Euro Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Euro Notes Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

              As used in this Agreement, the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 10. Any action taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

       Section 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

       Section 18. Agreement Among Initial Purchasers. Each of the Euro Notes Initial Purchasers agrees, by execution of this Agreement, that the IPMA Agreement Among Managers Version I (New York Law Version) (the "IPMA Agreement") shall be applicable to the relationship among such Euro Notes Initial Purchasers in connection with this Agreement and, except as expressly specified in this Agreement, the IPMA Recommendations shall not apply. In the event that the terms of the IPMA Agreement are inconsistent with the terms of this Agreement, the provisions of this Agreement shall apply. Bank of America International Limited is the "Lead Manager" for purposes of the IPMA Agreement.

       Each of the Dollar Notes Initial Purchasers agrees, by execution of this Agreement, that the Master Agreement Among Underwriters, dated as of June 1994, with NationsBanc Montgomery Securities LLC shall be applicable to the relationship among such Dollar Notes Initial Purchasers in connection with this Agreement.

              If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.


                                   Very truly yours,

                                   DURA OPERATING CORP.

                                   By:         *
                                       ------------------------------------

                                   DURA AUTOMOTIVE SYSTEMS, INC.

                                   By:         *
                                       ------------------------------------


                                   DURA AUTOMOTIVE SYSTEMS, INC. COLUMN
                                   SHIFTER OPERATIONS

                                   By:         *
                                       ------------------------------------

                                   DURA AUTOMOTIVE SYSTEMS CABLE OPERATIONS,
                                   INC.

                                   By:         *
                                       ------------------------------------


                                   UNIVERSAL TOOL & STAMPING COMPANY INC.

                                   By:         *
                                       ------------------------------------


                                   ADWEST ELECTRONICS, INC.

                                   By:         *
                                       ------------------------------------

                                   ADWEST WESTERN AUTOMOTIVE, INC.

                                   By:         *
                                       ------------------------------------


                                   X.E. CO.

                                   By:         *
                                       ------------------------------------


                                   EXCEL OF TENNESSEE L.P.
                                        By:   Excel Industries of Michigan, Inc.
                                        Its:  General Partner


                                   By:         *
                                       ------------------------------------


                                   EXCEL CORPORATION

                                   By:         *
                                       ------------------------------------

                                   EXCEL INDUSTRIES OF MICHIGAN, INC.

                                   By:         *
                                       ------------------------------------

                                   ANDERSON INDUSTRIES, INC.

                                   By:         *
                                       ------------------------------------

                                   ATWOOD INDUSTRIES, INC.

                                   By:         *
                                       ------------------------------------

                                   HYDRO FLAME CORPORATION

                                   By:         *
                                       ------------------------------------

                                   ATWOOD AUTOMOTIVE INC.

                                   By:         *
                                       ------------------------------------

                                   MARK I MOLDED PLASTICS, INC.

                                   By:         *
                                       ------------------------------------

                                   MARK I MOLDED PLASTICS OF TENNESSEE, INC.

                                   By:         *
                                       ------------------------------------


* /s/ David Bovee
--------------------------------------
DAVID R. BOVEE, solely in his
capacity as attorney-in-fact pursuant
to power of attorney

               The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.


NATIONSBANC MONTGOMERY SECURITIES LLC
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

By:  NationsBanc Montgomery Securities LLC

By: /s/ D.J. Kelly
   -----------------------------------
   D.J. Kelly
   Principal





BANK OF AMERICA INTERNATIONAL LIMITED








By: /s/ Stephen A. Flevy
   -----------------------------------






DONALDSON, LUFKIN & JENRETTE INTERNATIONAL


By: /s/ M.J. Barnes
   -----------------------------------
   M.J. Barnes

                                      SCHEDULE A


                                                            Aggregate Principal
                                                            Amount of Dollar
                                                            Notes to be
Dollar Notes Initial Purchasers                             Purchased
-------------------------------
NationsBanc Montgomery Securities LLC  . . . . . . . . .    $180,000,000
DONALDSON, LUFKIN & JENRETTE Securities Corporation  . .     120,000,000

       Total Dollar Notes. . . . . . . . . . . . . . . .    $300,000,000

                                                            Aggregate Principal
                                                            of Euro Notes to be
Euro Notes Initial Purchasers                               Purchased
-----------------------------
Bank of America International Limited  . . . . . . . . .    E    60,0000
DONALDSON, LUFKIN & JENRETTE International . . . . . . .    E 40,000,000

       Total Euro Notes. . . . . . . . . . . . . . . . .    E100,000,000

                                                                         ANNEX I

               Each Initial Purchaser understands that:

               (a) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

               (b) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(2) under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

               "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Notes were first offered to persons other than "distributors" (as defined in Regulation S) in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A) and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."